UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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DENDRITE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DENDRITE INTERNATIONAL, INC.

April 28, 2004

Dear Shareholder:

On behalf of the Board of Directors and management, I am pleased to invite you to the 2004 Annual Meeting of Shareholders of Dendrite International, Inc. The meeting will be held on Monday, May 17, 2004 at 9:00 a.m. at the Company’s offices located at 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797.

Your vote at the Annual Meeting is important to Dendrite and we ask you to vote your shares by following the voting instructions in the enclosed proxy. The Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy are enclosed with this letter.

The officers and directors of Dendrite appreciate your continuing support and we look forward to seeing you at the Annual Meeting.

John E. Bailye Chairman of the Board and Chief Executive Officer

Morristown, New Jersey

YOUR VOTE IS IMPORTANT To assure your representation at the Annual Meeting, please vote your proxy as promptly as possible, whether or not you plan to attend the Annual Meeting.

DENDRITE INTERNATIONAL, INC. 1200 Mount Kemble Avenue Morristown, New Jersey 07960-6797 www.dendrite.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2004

To Dendrite Shareholders:

The Annual Meeting of Shareholders of Dendrite International, Inc., a New Jersey corporation (the “Company”), will be held at the Company’s offices located at 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797, on Monday, May 17, 2004 at 9:00 a.m. (local time) (the “Annual Meeting”) to elect eight directors.

Shareholders of record at the close of business on March 22, 2004 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment.

It is important that your shares are represented at the Annual Meeting regardless of the number of shares you may hold. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all of your shares are voted. The prompt return of proxies will ensure a quorum is present at the Annual Meeting. Whether or not you plan to attend the meeting, please vote your proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS

Christine A. Pellizzari
Secretary
Morristown, New Jersey April 28, 2004

DENDRITE INTERNATIONAL, INC.
1200 Mount Kemble Avenue
Morristown, New Jersey 07960-6797
www.dendrite.com

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2004

PROXY STATEMENT

          This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Dendrite International, Inc., a New Jersey corporation (“Dendrite” or the “Company”), for use at the 2004 Annual Meeting of Shareholders to be held at 9:00 a.m. (local time) on Monday, May 17, 2004, at the Company’s offices located at 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797 and at any adjournment or postponement (the “Annual Meeting”). This Proxy Statement, Notice of Annual Meeting and proxy are being distributed to shareholders by mail or by the Internet on or about April 29, 2004.

GENERAL

Voting

          The presence in person or by proxy of the holders of Common Stock representing a majority of the shares of Common Stock outstanding as of the record date constitutes a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote in person or by proxy for each share of Common Stock held as of the record date on each matter to be voted on. On March 22, 2004, the record date for the Annual Meeting, there were 41,350,420 shares of Common Stock outstanding. Abstentions and broker non-votes are included in determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy but does not have authority or instructions to vote on a particular proposal.

          Shares of Common Stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified in the proxy, unless the proxy has previously been revoked. Unless contrary instructions are given in the proxy, it will be voted “FOR” the persons designated in the proxy as the Board of Directors’ nominees for director and with respect to any other matter properly submitted to shareholders at the Annual Meeting, including, among other things, any consideration of a motion to adjourn the meeting to another time or place, as recommended by the Board of Directors or, if no recommendation is given, in its discretion.  If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will remain able to revoke your proxy until it is voted.

          Under New Jersey law, if a quorum is present, the eight nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected as directors. If a quorum is present, approval of any other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions.  Abstentions and broker non-votes have no effect on the outcome of the election of directors or any other matter properly before the meeting.

          Shareholders may vote using one of three alternative methods:

(1)	by completing and mailing the proxy card; or

(2)	over the telephone by following the instructions for telephone voting on the proxy card or voter instruction form; or

(3)	via the Internet by going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card.

          If your shares are registered in the name of a bank or brokerage firm, you still may be eligible to vote your shares over the Internet. You should contact your bank or brokerage firm for additional information regarding Internet voting in such case.

Proxies

          Whether or not you attend the Annual Meeting, you are asked to submit your proxy, which will be voted as directed on your proxy when properly completed.

          A proxy may be revoked prior to the exercise of the proxy either by delivering written notice of revocation of that proxy to the Secretary of the Company or by delivering a new proxy bearing a later date. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

          This proxy solicitation is being made by the Board of Directors of the Company and the expense of preparing, printing and mailing this Proxy Statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally or by electronic mail, facsimile or telephone by regular employees and directors of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock. Dendrite has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in soliciting proxies for a fee of $4,000 plus out-of-pocket expenses not to exceed $1,200.

          If a person is a participant in the Company’s 401(k) savings plan and has Common Stock in a plan account, the proxy also serves as voting instructions for the plan trustee.

Annual Meeting Admission

          You will need a form of personal identification to attend the Annual Meeting. If you own stock through a bank or other holder of record, you will need proof of ownership to attend the meeting. A recent brokerage statement or letter from your broker are examples of proof of ownership.

Internet Distribution of Proxy Materials

          The Company will transmit the Proxy Statement and related proxy materials via the Internet to each shareholder of record that has consented to receiving such proxy materials electronically and to employees who participate in the Company’s employee stock purchase plan. The Company believes that transmitting the proxy materials over the Internet to shareholders saves the Company the expense of printing and mailing proxy materials.

Multiple Copies of Annual Report and Proxy Statement

          The United States Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement addressed to those shareholders.  This process, which is called “householding,” potentially provides convenience for shareholders and cost savings for the Company.  The Company and certain brokers may deliver only one copy of the annual report and proxy statement unless contrary instructions have been received from the affected shareholders.  Once you have received notice from the Company or your broker that a single copy of the annual report and proxy statement will be delivered, householding will continue until you are notified otherwise or until you revoke your consent.  If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the annual report and proxy statement, or if you are receiving multiple copies of the annual report and proxy statement and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.  To notify the Company, you may write, call or e-mail Investor Relations, 200 Somerset Corporate Boulevard, 8th Floor, Somerset Corporate Center, Bridgewater, New Jersey 08807, telephone (908) 541-5800, e-mail investorrelations@dendrite.com. You may also access a copy of Dendrite’s annual report and proxy statement free of charge through the “Investor Relations” section of the Company’s website, www.dendrite.com.  The information contained on the website is not incorporated by reference in or otherwise considered to be part of this document.

CORPORATE GOVERNANCE

General

          Dendrite is committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices.  The Company’s corporate governance practices are actively reviewed and evaluated by the Board of Directors and the Corporate Governance and Nominating Committee. This review includes comparing the Board’s current governance policies and practices with those suggested by authorities active in corporate governance as well as the practices of other public companies.  Based upon this evaluation, the Board has adopted those policies and practices that it believes are the most appropriate corporate governance policies and practices for the Company.

Board Independence and Composition

          The Board has reviewed all relationships between each director and the Company and, based on this review, the Board has affirmatively determined that John A. Fazio, Bernard M. Goldsmith, Edward J. Kfoury, Paul A. Margolis, Terence H. Osborne and Patrick J. Zenner are each independent in accordance with all NASDAQ independence standards.

          The Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director.  In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Lead Director

          The independent members of the Board of Directors have appointed Edward Kfoury as Lead Director.  The Lead Director’s duties and authority include the following:

•	Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors;
•	Serve as a liaison between the Chairman and the independent directors;
•	Review and consult with management on agendas for meetings of the Board of Directors and materials sent to the Board;
•	Approve meeting schedules to assure that there is sufficient time for discussion of agenda items;
•	Call meetings of the independent directors; and
•	If requested by significant shareholders, be available for communication on issues of corporate policy, consistent with legal requirements.

Board Committees and Meetings

          The Company has an Audit Committee, a Corporate Governance and Nominating Committee, and a Compensation Committee.  The Board and its committees meet throughout the year on a regular schedule, hold special meetings as necessary and act by written consent as appropriate.  The independent directors also hold regularly scheduled meetings at which only independent directors are present.  As Lead Director, Mr. Kfoury leads these executive sessions. The Audit Committee charter is attached to this Proxy Statement as Appendix A and the charters for the Audit Committee, Corporate Governance and Nominating Committee and the Compensation Committee are available at the “Investor Relations” section of the Company’s website, www.dendrite.com.

          The Audit Committee is comprised of Messrs. Fazio, Margolis and Zenner, each of whom the Board of Directors has determined satisfies the independence and audit committee qualification standards of NASDAQ and the SEC.  The Audit Committee serves as a communication point among non-Audit Committee directors, internal auditors, the independent accountants and Company management as their respective duties relate to financial accounting, financial reporting and internal controls. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, financial reporting practices and sufficiency of auditing.

          The Board has determined that all Audit Committee members are financially literate and at least one member has accounting or related financial management expertise in accordance with applicable NASDAQ rules.  The Board has also determined that Mr. Fazio is an audit committee financial expert within the meaning of the SEC regulations. This designation is an SEC disclosure requirement related to Mr. Fazio’s experience and understanding of accounting and auditing matters and does not impose any additional duty, obligation or liability on Mr. Fazio.

          Effective January 2004, the Board expanded the duties and responsibilities of the Nominating Committee, and in recognition of this change, the committee was renamed the  Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is comprised of Messrs. Goldsmith, Kfoury and Zenner, each of whom the Board of Directors has determined is independent within the meaning of NASDAQ independence standards.  The principal responsibilities of the Corporate Governance and Nominating Committee are to assess and provide recommendations to the Board concerning corporate governance practices and to identify potential director candidates.

          The Compensation Committee is comprised of Messrs. Goldsmith, Kfoury and Osborne, each of whom the Board of Directors has determined is independent within the meaning of NASDAQ independence standards. The Compensation Committee reviews and approves the compensation arrangements for the Company’s senior executives and outside directors. The Compensation Committee also administers various equity incentive plans of the Company.

          In fiscal 2003, the Board of Directors held 10 meetings, the Audit Committee held 9 meetings, the Corporate Governance and Nominating Committee acted once by consent but held no meetings and the Compensation Committee held 4 meetings.  Each director attended at least 75% of the meetings of the Board of Directors and of the Committees of which he was a member, other than Mr. Goldsmith who attended 64% of such meetings.

Director Candidates

          The Corporate Governance and Nominating Committee, together with the Chairman of the Board and other Board members, from time to time as appropriate identify the need for new Board members.  In identifying candidates, the Corporate Governance and Nominating Committee seeks input from the Chairman of the Board, other Board members and other sources to ensure that all points of view can be considered and the best possible candidates can be identified.  The Corporate Governance and Nominating Committee may also engage an independent search firm for such purpose.  Members of the Corporate Governance and Nominating Committee, the Chairman of the Board and other Board members may interview selected candidates.  The

Corporate Governance and Nominating Committee will determine which candidates are to be recommended to the Board for approval.

          All Dendrite directors play a critical role in guiding the Company’s long-term business strategy and in overseeing the management of the Company.  Board candidates are considered based on various criteria which may change over time.  At a minimum, the Corporate Governance and Nominating Committee considers:

•	the appropriate mix of educational and professional background and business experience to make a significant contribution to the overall composition of the Board;

•	global business and social perspective;

•	if appropriate, whether the candidate would be considered an audit committee financial expert or independent;

•

demonstrated personal and professional character and reputation consistent with the image and reputation of Dendrite; willingness to apply sound and independent business judgment; and ability to work productively with the other members of the Board; and

•	availability for the substantial duties and responsibilities of a Dendrite director.

          The Corporate Governance and Nominating Committee also considers such other factors as may be appropriate including the current composition of the Board and evaluations of prospective candidates.

          Shareholders wishing to submit a director candidate for consideration by the Corporate Governance and Nominating Committee must submit the recommendation to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary of the Company, 200 Somerset Corporate Boulevard, 8th Floor, Somerset Corporate Center, Bridgewater, New Jersey 08807, in writing, not less than 120 days nor more than 150 days prior to the annual meeting date (determined based on the same date as the preceding year’s annual meeting).  In order to ensure that a shareholder wishing to propose a candidate for consideration by the Corporate Governance and Committee has a significant stake in the Company, the shareholder submitting the candidate must be the beneficial owner of at least 1% of the Company’s outstanding shares for at least one year.  The request must be accompanied by the same information concerning the director candidate and the recommending shareholder as described in Article II, Section 7 of the Company’s by-laws for shareholder nominations for director.  The Corporate Governance and Nominating Committee may also request additional background or other information.  Nothing above limits a shareholder’s right to propose a nominee for director at an annual meeting in accordance with the procedures set forth in the Company’s by-laws.

Shareholder Communications Process; Director Attendance Policy

          Information regarding the Company’s process for shareholders to communicate with the Board of Directors and the manner in which such communications are forwarded and the Company’s policy regarding director attendance at annual meetings and the number of directors that attended last year’s annual meeting is available at the “Investor Relations” section of the Company’s website located at www.dendrite.com.

ITEM 1

ELECTION OF DIRECTORS

General

          The Board of Directors proposes the election of eight nominees as directors of the Company. Directors are elected annually by the holders of Common Stock. Directors will hold office until the next Annual Meeting or until their successors are chosen and qualified. In the event that any of the nominees should become unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee.

          Set forth below is a brief description of the background of each nominee for director. All nominees are current directors of the Company.

Nominee	Age	Position With The Company

John E. Bailye	50	Chairman of the Board and Chief Executive Officer

John A. Fazio	60	Director

Bernard M. Goldsmith	60	Director

Edward J. Kfoury	65	Director

Paul A. Margolis	50	Director

John H. Martinson	56	Director

Terence H. Osborne	65	Director

Patrick J. Zenner	57	Director

The Board of Directors recommends a vote FOR the above nominees.

Business Experience

          John E. Bailye has served as Chief Executive Officer and a director since the Company’s incorporation in 1987 and since 1991 has had the additional position of Chairman of the Board. Prior to 1987, Mr. Bailye served as a Managing Director of Foresearch Pty., Limited, a consulting company to the pharmaceutical industry in Australia. Mr. Bailye served in that capacity from the time he acquired Foresearch in 1976 until he sold the company in 1986. Mr. Bailye currently serves as Chairman of the Board of the New Jersey Technology Council.  Mr. Bailye holds a Bachelor of Commerce in Finance, Marketing and Business from the University of New South Wales.

          John A. Fazio has served as a director of the Company since March 2003. Mr. Fazio served in various accounting, auditing, consulting and administrative capacities with PricewaterhouseCoopers (“PwC”) from 1967 until his retirement in 2000, including Senior General Practice Partner and a National Business Leader in PwC’s pharmaceutical practice, Vice Chairman, International and head of PwC’s Strategic Risk Services practice. Mr. Fazio became a director of ImClone Systems Inc. in February 2003 and is a director of Heidrick & Struggles International, Inc.  Mr. Fazio is a Certified Public Accountant and Certified Management Accountant and is also a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants. He holds a Bachelor of Science in Accounting from Penn State University and Masters Degree in Accounting from Ohio State University.

          Bernard M. Goldsmith has served as a director of the Company since 1996. In 1986, he founded Updata Capital, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry. Mr. Goldsmith currently serves as Managing Director of Updata. Mr. Goldsmith also founded Updata Software Company where he served as Chief Executive Officer from 1986 to 1988 and CGA Computer, Inc. where he served as Chairman and Chief Executive Officer from 1968 to 1986.  He is also a director of various private companies. Mr. Goldsmith holds a Bachelor of Arts in Business Administration from Rutgers University.

          Edward J. Kfoury has served as a director of the Company since 1997. He has also served as the Company’s Lead Director since the Board created the position in April 2003.  Mr. Kfoury served as a division President and Vice President of International Business Machines Corporation (“IBM”) from 1988 through 1993 and in various other positions with IBM from 1963 to 1988. Mr. Kfoury is a director of Mapics, Inc. and various privately held companies. Mr. Kfoury is also a trustee of the Maine Chapter of the Nature Conservancy, an advisory trustee of the Maine Audubon Society and President of Rangeley Lakes Heritage Trust. Mr. Kfoury holds a Bachelor of Business Administration in Marketing from the University of Notre Dame.

          Paul A. Margolis has served as a director of the Company since 1993. Mr. Margolis is a general partner and director of Longworth Venture Partners, a venture capital company which invests in enterprise application software, infrastructure software, and technology-enabled business services companies. Mr. Margolis founded Marcam Corporation in 1980 and was its Chairman, President and Chief Executive Officer until 1996 and a director of Marcam until 1998. He is also a director of various private companies.  Mr. Margolis holds a Bachelor of Arts from Brown University and an M.B.A. from Harvard Business School.

          John H. Martinson has served as a director of the Company since 1991. In 1986, he founded the Edison Venture Funds and currently serves as managing partner of the Edison

Venture Funds. Mr. Martinson is also a director of various privately held companies. He is the former Chairman of the New Jersey Technology Council and former President of the National Venture Capital Association. Mr. Martinson holds a Bachelor of Science in Aeronautics from the United States Air Force Academy, an M.S. in Astronautics from Purdue University and an M.B.A. from Southern Illinois University.

          Terence H. Osborne has served as a director of the Company since 1998. Mr. Osborne serves as a Special Advisor to General Atlantic Partners, LLC and until March 2001 served as Chairman of the Board of Prime Response Inc. He is also a director of Mapics, Inc., Witness Systems, Inc. and various privately held companies. From 1996 to 1998, Mr. Osborne was Chairman of Dr. Solomon’s Group PLC. Prior to this, Mr. Osborne served initially as Vice President—Europe and subsequently as President of System Software Associates (“SSA”). Prior to joining SSA, he was employed by IBM from 1961 in various capacities including vice president level positions in both the United States and Europe. Mr. Osborne holds a Bachelor of Science, with honors, in Pure and Applied Mathematics from London University.

          Patrick J. Zenner has served as a director of the Company since 2001. Mr. Zenner served as the President and Chief Executive Officer of Hoffmann-La Roche, Inc., a leading research-intensive pharmaceutical company, from 1993 to 2001. Mr. Zenner served in various other capacities with Hoffman-La Roche since 1969, including Senior Vice President of its pharmaceutical division from 1992 to 1993, Head of International Pharmaceutical Marketing from 1988 to 1992 and Vice President and General Manager of Roche Laboratories from 1982 to 1988. Mr. Zenner is also a director of Geron Corporation, Praecis Pharmaceuticals Inc., West Pharmaceutical Services, Inc., First Horizon Pharmaceutical Corporation, ArQule, Inc., CuraGen Corporation, EXACT Sciences Corporation and Xoma Corporation, a director of Creighton University and a trustee of Fairleigh Dickinson University. Mr. Zenner holds a Bachelor of Science in Business Administration from Creighton University and an M.B.A. from Fairleigh Dickinson University.

Director Compensation

          Each non-employee director receives an annual option grant worth $75,000 based upon a Black-Scholes valuation model and an annual cash retainer of $25,000.  Each non-employee director also receives a per meeting fee of $1,000 for in person attendance at Board, Compensation Committee and Audit Committee meetings and $500 for telephonic meetings. The Chairpersons of the Compensation Committee and Audit Committee each also receives an annual grant of 5,000 options and an annual cash retainer of $5,000. Our Lead Director also receives an annual grant of 10,000 options.  In 2003, our Lead Director, Mr. Kfoury, also received a one-time stipend of $20,000 as compensation for services performed in such role.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Report of the Compensation Committee

          The Compensation Committee of the Board (the “Compensation Committee”) operates pursuant to a charter which gives the Compensation Committee responsibility with respect to the compensation and benefits of the Company’s executives.  The Compensation Committee’s specific responsibilities include:

•	reviewing and approving the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”);
•	evaluating the CEO’s performance in relation to those goals and objectives and determining the CEO’s compensation level;
•	establishing, in consultation with senior management, the Company’s general compensation philosophy and overseeing the development and implementation of compensation programs;
•	reviewing and approving the compensation of the Company’s senior executive officers;
•	reviewing the Company’s compensation and employee benefits policies and practices, including incentive compensation plans and equity-based plans; and
•	overseeing the administration and competitiveness of such policies, practices and plans.

          The Compensation Committee is authorized to engage independent compensation consultants to assist it in the performance of its functions.

          The Company’s 2003 fiscal year executive compensation program consisted of the following: annual base salary, other annual compensation and benefits, annual cash bonus opportunities, performance awards, long-term compensation in the form of stock options or other stock awards. Factors used in determining compensation include competitive market considerations both within and without the industry, the contribution by the individual to the financial success of the Company or a particular area of the Company, and the long-term performance of the Company. The Compensation Committee may apply different factors or may vary the weight given to each of these factors in determining or making recommendations to the Board of Directors with respect to executive compensation in future years.

Annual Component: Base Salary, Bonus and Other Compensation

          Each element of executive compensation has a different purpose and basis. Base salary and other annual compensation and benefits paid in 2003 were made to compensate ongoing performance throughout the year. The base salary for each executive officer was based on several factors, including a comparison of compensation practices of other companies in the industry, individual performance, and operating performance of the Company or of a particular area within the Company. Benefits for all executive officers included, in addition to the equity programs discussed below, group term life insurance, the Company’s matching portion of the executive’s 401(k) plan contribution and an annual reimbursement up to $10,000 per executive officer for financial and tax planning services. The Compensation Committee’s policy is to have annual compensation range between the median and the 75th percentile reported by selected companies in its industry.

          From time to time the Company may pay to one or more of its executives annual, semi-annual and/or quarterly cash bonuses and/or performance awards in the form of option grants or share grants as an additional incentive and reward for reaching and exceeding established objectives for revenues, profitability or other financial results. These bonuses or awards reflect the Compensation Committee’s assessment, in consultation with the CEO except with respect to matters pertaining to his own compensation, of that individual’s achievement and the significance of that executive’s contribution to the financial success of the Company or a particular area of the Company during a year. Based on pre-established milestones, quarterly bonuses were paid in particular instances to executive officers during fiscal 2003.

Long-Term Component -- Stock Options

          The long-term component of executive compensation involves primarily the award of stock options.  The number of options is established at a level intended by the Compensation Committee to be commensurate with the individual’s position, responsibility and performance. Options are granted with an exercise price equal to the fair market value per share of Common Stock on the grant date. Options are granted to induce a long-term employment commitment to the Company and to demonstrate the Company’s commitment to having directors and executive officers maintain a significant level of ownership interest in the Company.

Stock Ownership Requirements

          In 1999, the Board of Directors adopted a Share Ownership Program which establishes stock ownership requirements for the Company’s senior management and directors to encourage stock ownership by such individuals.  The program was amended in 2003. Under the program, members of the Company’s senior management and Board of Directors must achieve and maintain ownership of certain specified amounts of shares of the Company’s stock by pre-designated milestones. Each individual subject to the program must achieve twenty-five percent (25%) of the applicable mandatory ownership level by the fourth anniversary of the later of the effective date of the program or the date of hire or promotion to the applicable position; fifty percent (50%) of the applicable mandatory ownership level within five years of such anniversary and one hundred percent (100%) of the applicable mandatory ownership level within six years of such anniversary.

Chief Executive Officer Compensation

          The 2003 annual base salary for Mr. Bailye, the Chairman of the Board and Chief Executive Officer of the Company, was established pursuant to his employment agreement. The Compensation Committee may, in its discretion, determine to pay Mr. Bailye an annual or quarterly cash bonus if the Company meets or exceeds its goals. Due to the Company’s performance in meeting its goals, Mr. Bailye received a quarterly cash bonus for each quarter of the 2003 fiscal year.  The total bonus paid to Mr. Bailye for fiscal 2003 was $400,000. Under the Company’s annual option grant program, the Compensation Committee may grant Mr. Bailye options to purchase shares of Common Stock, with the options having a value up to approximately $1,200,000 determined using the Black-Scholes option pricing method. In fiscal 2003, Mr. Bailye was granted options for 301,500 shares.  Mr. Bailye does not participate in decisions of the Board or the Compensation Committee relating to his own compensation

Year-End Incentive Stock Bonus Program

          In 1999, the Compensation Committee approved the adoption of the Incentive Stock Bonus Program whereby executive officers may elect to receive their incentive bonus (including any amounts earned but deferred in accordance with the Company’s Bonus Plan) in shares of Common Stock (“Bonus Shares”). The number of such Bonus Shares equals the amount of the executive officer’s bonus which the individual elects to receive in Common Stock, divided by the closing price of the Company’s Common Stock on the trading date immediately prior to the payment date of the bonus. To encourage executive officers to receive their bonus in Bonus Shares, the Company grants to each executive officer who elects to receive Bonus Shares, a stock option for the same number of shares as the Bonus Shares calculated without giving effect to any Bonus Shares withheld to pay withholding taxes (the “Tandem Options”). Tandem Options vest on the first anniversary of the bonus payment date. The Tandem Options and the Bonus Shares are issued under the Company’s 1997 Stock Incentive Plan.

2003 Stock Ownership Incentive Program

          The Board of Directors approved a stock ownership incentive program (“SOIP”) effective January 2003. Persons eligible to participate in the SOIP were those members of the Company’s management and its directors who are required under the Share Ownership Program to maintain ownership of a designated number of shares of the Company’s stock.  Participants in the SOIP received five stock options for every share, up to a maximum of 3,000 shares, of Company Common Stock that the participants purchased on the open market during the open window trading period immediately following the commencement of the SOIP.  The shares purchased under the SOIP are subject to certain restrictions on their sale.  If any participant sells any restricted purchased shares prior to December 31, 2004, all of the options granted to such participant under the SOIP will not vest for four (4) years.  The only exception is that the purchased shares may be used as consideration to exercise the first level of options that vest under the SOIP.  So long as no sale of shares occurs during the restricted period, fifty percent (50%) of the options granted under the SOIP will vest in one year and the balance will vest in two years.

Section 162(m) of the Internal Revenue Code

          Section 162(m) of the Internal Revenue Code generally disallows a deduction to publicly traded companies to the extent of excess compensation over $1 million paid to the chief executive officer or to any of the four other most highly compensated executive officers in a fiscal year. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company believes that its various equity incentive plans currently meet the necessary conditions for exclusion from consideration of non-deductibility as set forth in Section 162(m).

          The policy of the Compensation Committee and the Board of Directors is to establish and maintain compensation programs which recognize and reward performance which increases the value of the Company and, to the extent consistent with this policy, to seek to maintain and maximize the favorable tax treatment of such compensation.

Compensation Committee Edward J. Kfoury (Chairperson)
Terence H. Osborne
Bernard M. Goldsmith

Report of the Audit Committee

          The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in its oversight of the Company’s system of internal controls, financial reporting practices and interim reviews and audit by the independent accountants in order to ensure the quality, integrity and objectivity of the Company’s financial statements.  Each member of the Audit Committee satisfies the independence and audit committee qualification standards of NASDAQ and the SEC.

          For fiscal year 2003, the Audit Committee reviewed the overall audit scope, plan and results of the audit engagement.  The Committee also met separately, without management, with the independent public accountants.  In addition, the Audit Committee reviewed and discussed the Company’s annual financial statements with management before issuance.

          The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, of the American Institute of Certified Public Accountants.  The Audit Committee also received and reviewed the written disclosures and confirmation from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the accountants the accountants’ independence.

          Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year 2003.  The Audit Committee also evaluated and reappointed Ernst & Young LLP as the Company’s independent accountants for fiscal 2004.

Audit Committee
John A. Fazio (Chairperson)
Paul A. Margolis
Patrick J. Zenner

Principal Accountant Fees and Services

          The fees billed by Ernst & Young LLP for the indicated services performed during fiscal 2003 and fiscal 2002 were as follows:

	2003	2002

Audit Fees (1)	$1,100,500	$621,900
Audit-Related Fees (2)	$254,200	$43,300
Tax Fees (3)	$70,200	$55,100
All Other Fees (4)	$59,200	$9,400

Total	$1,484,100	$729,700

(1)

Represents fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Consists primarily of services related to business acquisitions, employee benefit plan audits, accounting consultations and other attestation services.

(3)

For fiscal 2003 and 2002, respectively, principally includes tax compliance fees of $29,900 and $45,200, and tax advice and tax planning fees of $40,300 and $9,900, including expatriate tax services fees of $39,600 and $6,000.

(4)	For fiscal 2003, principally includes post-implementation review of information technology system configuration. For 2002, principally includes vendor contract review.

          Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

          The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountant to the Company.  The policy requires that all services to be performed by Ernst & Young LLP, the Company’s independent accountant, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee.  Specific services being provided by the independent accountant are regularly reviewed in accordance with the pre-approval policy.  The Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for all services with a budgeted cost of less than $50,000.  At subsequent  Audit Committee meetings, the Committee receives updates on services being provided by the independent accountant, including services approved by the Audit Committee Chairman, and management may present additional services for approval. Since the May 6, 2003 effective date of the new

SEC rule applicable to services being provided by the independent accountant, each new engagement of  Ernst & Young LLP was approved in advance by the Audit Committee.

Fiscal 2002 Change of Independent Accountants

          On April 4, 2002, the Company’s Board of Directors and Audit Committee dismissed Arthur Andersen LLP as its independent public accountants and engaged Ernst & Young LLP to serve as the Company’s independent public accountants for fiscal 2002. During fiscal 2001 and prior fiscal years, Arthur Andersen LLP served as the Company’s independent public accountants and in that capacity rendered an opinion on the Company’s consolidated financial statements for the fiscal year ended December 31, 2001 and prior years.

          The reports of Arthur Andersen LLP on the Company’s consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          For the years ended December 31, 2001 and 2000 and through April 4, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to such disagreements in its reports. For the years ended December 31, 2001 and 2000 and through April 4, 2002, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

          During the years ended December 31, 2001 and 2000 and through April 4, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Executive Compensation

          The following table sets forth compensation information for the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company (the “Named Officers”).

		Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Number of Securities Underlying Options (#)	All Other Compensation ($)(2)

John E. Bailye,	2003	470,000	400,000	--	301,500	6,000
Chairman of the Board and	2002	470,000	60,000	--	100,000	5,500
Chief Executive Officer	2001	468,332	136,250	--	239,959	5,100

Paul L. Zaffaroni,	2003	450,000	325,000	--	169,000	9,593
President and Chief	2002	450,000	48,750	--	50,000	6,082
Operating Officer	2001	243,750	202,188	59,998	300,000	--

Kathleen E. Donovan,	2003	283,125	156,025	--	210,000	9,877
Senior Vice President and	2002	210,000	29,425	--	15,000	5,500
Chief Financial Officer	2001	200,614	90,069	--	32,000	5,100

Christine A. Pellizzari,	2003	242,500	140,000	--	50,000	6,000
Senior Vice President,	2002	215,000	18,500	--	27,500	5,500
General Counsel and	2001	206,250	64,500	--	32,000	5,100
Secretary

Marc Kustoff,	2003	325,500	231,528	--	72,500	7,365
Senior Vice President	2002	325,500	90,450	--	36,500	6,925
	2001	311,938	161,306	54,645	30,000	--

(1)	Represents reimbursement of relocation and temporary housing costs for Mr. Zaffaroni and relocation costs for Mr. Kustoff.

(2)

For fiscal 2003, represents the Company’s contribution to the 401(k) plan and, in addition, deferred compensation plan life insurance premium of $3,593 for Mr. Zaffaroni, $1,335 for Ms. Donovan and $1,365 for Mr. Kustoff and stock awarded under the Company’s Anniversary Stock Program to Ms. Donovan valued at $2,512.

Option Grants In Last Fiscal Year

          The following table sets forth stock option grants made to the Named Officers during fiscal 2003.

          The potential realizable values shown in the following table are required by the SEC and are based on arbitrarily assumed annualized rates of stock price appreciation of five percent (5%) and ten percent (10%) over the full ten-year term of the options.  These stated potential realizable values are not intended to forecast possible future appreciation.  No benefit from the grant of stock options can be realized by optionees unless there is an appreciation in stock price, which will benefit all shareholders commensurately.

Option Grants In Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)		Percentage of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term ($)
						5%	10%

John E. Bailye	300,000	(2)	12.10	7.75	2/6/13	1,462,180	3,705,451
	1,500	(3)	0.06	7.75	2/6/13	7,311	18,527

Paul L. Zaffaroni	154,000	(2)	6.21	7.75	2/6/13	750,585	1,902,132
	15,000	(4)	0.60	6.81	1/30/13	64,242	162,800

Kathleen E. Donovan	35,000	(2)	1.41	7.75	2/6/13	170,587	432,302
	165,000	(3)	6.65	8.50	4/22/13	882,025	2,235,224
	10,000	(4)	0.40	6.81	1/30/13	42,828	108,534

Christine A. Pellizzari	40,000	(2)	1.61	7.75	2/6/13	194,957	494,060
	10,000	(4)	0.40	6.81	1/30/13	42,828	108,534

Marc Kustoff	70,000	(2)	2.82	7.75	2/6/13	341,175	864,605
	2,500	(4)	0.10	6.81	1/30/13	10,707	27,133

(1)

Option grants are eligible for the Company’s replacement option program under which if the optionee tenders previously owned shares in satisfaction of the option exercise price, a replacement option for the number of shares tendered is granted for the remaining term of the underlying option, at the option exercise price equal to the fair market value of the Common Stock on the replacement option grant date.  Replacement options vest one year from the grant date.

(2)

One-third of the options vest if the Company’s operating profit in any four consecutive quarters averages at least 15% of Company revenue; one-third of the options vest at 16.5% of revenue; and one-third of the options vest at 18% of revenue, provided that no measurement period may be applied to more than one vesting opportunity.  Any options not vested as of January 1, 2007 will vest on that date subject to continued employment.

(3)	Options vest over a four-year period with 25% vesting one year from the grant date and the balance pro-rata on a monthly basis over the following three years.

(4)

Options granted in connection with the Company’s stock ownership incentive program, with 50% of the options vesting one year from the grant date and 50% vesting two years from the grant date, subject in all cases to compliance with the terms of the stock ownership incentive plan.

Option Exercises and Year-End Option Holdings

          The following table sets forth information regarding option exercises during fiscal 2003 and 2003 year-end option holdings for the Named Officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1) Exercisable / Unexercisable

John E. Bailye	--	--	736,591 / 389,428	1,472,714 / 2,763,965
Paul L. Zaffaroni	--	--	210,416 / 308,584	1,323,456 / 2,286,624
Christine A. Pellizzari	8,000	48,140	67,759 / 80,648	67,740 / 526,680
Kathleen E. Donovan	--	--	130,373 / 228,377	273,673 / 1,720,578
Marc Kustoff	--	--	210,166 / 153,834	234,193 / 777,347

(1)	Calculated on the basis of the closing price of the Common Stock at December 31, 2003 of $15.70 per share, less the per share exercise price.

Employment Contracts and Change In Control Agreements

Employment Agreement with John E. Bailye

          The Company has an employment agreement with Mr. Bailye under which Mr. Bailye serves as Chief Executive Officer of the Company. The employment agreement provides for an annual base salary of not less than $425,000 per year, to be increased each year in accordance with the increase in the Consumer Price Index.

          At least once every two years (but in no event more than once every year), the Compensation Committee will review Mr. Bailye’s annual base salary in light of the performance of the Company for the purpose of evaluating an adjustment in Mr. Bailye’ s annual base salary to be considered along with any Consumer Price Index increase. Mr. Bailye also is eligible to receive an annual bonus to be determined by the Compensation Committee and which is generally targeted not to exceed fifty percent (50%) of Mr. Bailye’ s annual base salary for the year. Mr. Bailye is also entitled to the employee benefits generally available to other U.S. executives of the Company.

          Mr. Bailye’s employment agreement has a current term continuing through December 31, 2006. The term is automatically renewed for an additional year each December 31 during the term unless, prior to such December 31, either the Company or Mr. Bailye provides written notice of the intent not to renew for the following year. Upon a Change in Control, the remaining term, if less than two years at such date, is extended automatically to continue for at least two years following the Change in Control.

          For purposes of Mr. Bailye’s employment agreement, “Cause” is defined to include any gross misconduct or gross neglect with respect to his duties which has or is likely to have a material adverse effect upon the business of the Company, provided the good faith exercise of his business judgment in executing his duties will not constitute Cause, or a felony indictment related to his duties which has or is likely to have a material adverse effect on the business of the Company, provided that if he ultimately is not convicted of and does not plead guilty or nolo contendere to such felony, any such termination of employment is treated as a termination by the Company without Cause and he is entitled to severance.

          In the event that Mr. Bailye’s employment is terminated by the Company for any reason other than Cause, Disability or death, or by Mr. Bailye for Good Reason, Mr. Bailye will be entitled to receive severance equal to the sum of the annual base salary in effect as of the date of termination and his average annual bonus earned during the three completed fiscal years immediately preceding his date of termination, divided by twelve, and multiplied by the number of full and fractional years remaining in his employment term as of his date of termination.

          In the event that during the employment term and within the two year period following a Change in Control, Mr. Bailye’s employment is terminated by the Company for any reason other than Cause, Disability or death, or by Mr. Bailye for Good Reason, then Mr. Bailye would be entitled to receive severance equal to three times the sum of the annual base salary in effect as of the date of termination and his highest annual bonus compensation earned during the three completed fiscal years immediately preceding his date of termination.

          In the event that the Company provides Mr. Bailye with written notice that it is not extending the term, the Compensation Committee will determine, in its sole discretion, the amount of any severance to Mr. Bailye, which will be determined in accordance with what is usual and customary for such position in companies of comparable size operating in a similar industry as the Company.

          During the term and within a period of two years following any voluntary termination by him (other than a termination for Good Reason) or any termination by the Company for Cause, Mr. Bailye is prohibited, whether directly or indirectly, in any U.S. state or foreign country where the Company or any of its affiliates is doing business at the time of termination, from (i) engaging in any venture or activity in competition with the business of the Company or its affiliates, or any business that the Company may establish that it will likely conduct within one year of his departure; (ii) soliciting for any venture or activity in competition with the business conducted by the Company or its affiliates any customers who were customers within one year of his departure or soliciting such customers to reduce their business with the Company or its affiliates, or (iii) inducing or attempting to influence any employee of the Company or its affiliates employed on the effective date of his termination or within six months prior to such termination to terminate his or her employment with the Company or its affiliates. In the event the Company terminates his employment without Cause (or elects not to extend his employment) or Mr. Bailye terminates his employment for Good Reason, the restrictive covenants described above shall apply for a period of six months following the date of termination. The above restrictive covenants generally will not apply in the event his employment is terminated for any reason during the two year period following a Change in Control, unless he agrees to have the covenants apply in exchange for certain severance and/or benefit coverage as set forth in his agreement. The agreement may not be assigned by either party other than by the Company in connection with certain business combinations.

Other Employment and Related Agreements

          The Company also has employment agreements with each of the other Named Officers.

          Mr. Zaffaroni’s employment agreement provides for an annual base salary of not less than $450,000. Under his employment agreement, Mr. Zaffaroni is eligible to receive certain quarterly bonuses based on the Company’s performance against its financial objectives. Beginning in 2002 and continuing each year thereafter, Mr. Zaffaroni will receive an option to purchase shares of Common Stock based on a Black-Scholes valuation of between $500,000 and $750,000. In the event of a Change in Control, if he is not retained in a similar position or if no similar position is offered to him, all outstanding options would immediately vest. In the event that the Company terminates Mr. Zaffaroni’s employment for any reason other than death, Cause or Disability, or if Mr. Zaffaroni terminates his employment for Good Reason within one year following a Change in Control, he is entitled to severance equal to his annual salary in effect at the time of termination.

          Ms. Donovan’s employment agreement provides for an annual base salary as well as eligibility for bonuses based on the Company’s performance against financial objectives. In the event of a Change in Control, all outstanding options would immediately vest. In the event that within one year following a Change in Control the Company terminates Ms. Donovan’s employment for any reason other than death, Cause or Disability, or if Ms. Donovan terminates her employment for Good Reason, she is entitled to severance equal to her annual salary in effect at the time of termination.

          Ms. Pellizzari’s employment agreement provides for an annual base salary and, in the event of a Change in Control, all options immediately vest. In the event that within one year following a Change in Control the Company terminates Ms. Pellizzari’s employment for any reason other than death, Cause or Disability, or if Ms. Pellizzari terminates her employment for Good Reason, she is entitled to severance equal to her annual salary in effect at the time of termination.

          Mr. Kustoff’s employment agreement provides for an annual base salary of not less than $310,000, to be reviewed annually by the Compensation Committee. Mr. Kustoff is eligible to receive certain quarterly bonuses based upon the Company’s performance against financial objectives and additional bonuses based on an overachievement percentage. Upon a Change in Control, all options immediately vest. In the event that the Company terminates his employment for any reason other than death, Cause, Disability or Change in Control, Mr. Kustoff is entitled to severance equal to his annual base salary in effect as of the date of termination plus an assumed incentive payout of $290,000. If Mr. Kustoff’s employment is terminated following a Change in Control for any reason other than death, Cause, or Disability, or by Mr. Kustoff for Good Reason, he is entitled to severance equal to twenty-four months base salary plus an assumed incentive payout of $580,000.

          Each employment agreement restricts the executive from disclosing any confidential information regarding the Company or the Company’s clients, customers or suppliers, to any person without prior written consent from the Company, client, customer or supplier, as the case may be. Each employment agreement also provides that for a period of two years following termination of employment, with or without Cause, each employee is prohibited from (i) performing services that compete with the businesses conducted by the Company or any of its affiliates or rendering services to any organization or entity which competes with the business conducted by the Company or any of its affiliates in the United States or elsewhere where the Company or any of its affiliates does business, or any business that the Company or any of its affiliates may establish that it will likely conduct within one year following the date of such employee’s termination; (ii) soliciting any customers or potential customers of the Company with whom the executive had contact while employed by the Company or who was a customer of the Company at any time during one or two years immediately before the executive’s termination; (iii) requesting that any of the Company’s customers or suppliers discontinue doing business with the Company; (iv) knowingly taking any action that would disparage the Company or be to its disadvantage; or (v) employing or attempting to employ or assisting anyone else to employ any employee or contractor of the Company or to terminate their employment or engagement with the Company.

          “Cause” is generally defined to include acts of gross misconduct, indictable offenses, any willful or intentional acts or gross negligence which injure in any material respect the reputation, business or business relationships of the Company, and material breaches of the employment agreement. “Disabled” or “Disability” is generally defined as the occurrence of any physical or mental condition which materially interferes with the performance of customary duties as an employee of the Company for a consecutive six month period. “Change in Control” is defined generally to include significant changes in the stock ownership of the Company, certain changes in the Board of Directors, certain business combinations and a sale of all or substantially all of the Company’s assets. “Good Reason” is defined generally as certain changes or reductions in duties or responsibilities, certain breaches by the Company, cessation of eligibility to participate in certain employee plans, certain increased travel or failure to obtain an assumption agreement from a successor occurring concurrently with or within one year of a Change in Control.

Certain Transactions with Related Parties

          During 2003, the Company chartered aircraft for Company business use from third party charter companies, including TAG Aviation (“TAG”) and Jet Alliance (“Jet Alliance”). TAG and Jet Alliance, which are not affiliated with the Company or any executives of the Company, charter aircraft on a commercial basis on behalf of numerous individual aircraft owners. In certain instances, the aircraft provided by TAG and by Jet Alliance to the Company for its chartered business travel were leased from Kookaburra Air LLC (“Kookaburra”) and for fiscal 2003 $77,227 was paid by TAG and $416,848 by Jet Alliance to Kookaburra for such aircraft leased on behalf of the Company.  Kookaburra is an aircraft owner whose owners are Mr. Bailye and his spouse, and Kookaburra actively charters its aircraft. The revenue from aircraft chartered by the Company is not a material portion of Kookaburra’s overall business with TAG and Jet Alliance.

          Mr. Bailye is a party to a registration rights agreement with the Company under which he has certain rights with respect to the registration for resale to the public of certain shares of Common Stock owned by him.

          In May 2002, the Company loaned Mr. Zaffaroni $500,000 in connection with his relocation. The loan was secured by real estate and marketable securities and payable in four installments through December 31, 2005. Interest was calculated on the principal balance and paid with each installment payment at a rate equal to 7.25% per annum. The Company never modified or waived any terms of the loan, consistent with the requirements of the Sarbanes-Oxley Act of 2002. Mr. Zaffaroni repaid the loan in full in October 2003.

PERFORMANCE GRAPH

          The following graph compares the percentage change in the cumulative total shareholders’ return on the Company’s Common Stock on a year-end basis, from December 31, 1998 to December 31, 2003, with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the RDG Technology Composite Index for the same period.  In accordance with the rules of the SEC, the returns are indexed to a value of $100.  The Company has never paid cash dividends on its Common Stock.  Shareholders’ returns over the indicated period should not be considered indicative of future shareholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG DENDRITE INTERNATIONAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

                    * $100 invested on 12/31/98 in stock or index-
                    including reinvestment of dividends.
                    Fiscal year ending December 31.

BENEFICIAL OWNERSHIP OF COMMON STOCK

          The following table sets forth certain information regarding beneficial ownership of the outstanding Common Stock as of March 1, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the directors, nominees for director and Named Officers and (iii) all current executive officers and directors as a group. Such beneficial owner has sole voting and investment power as to such shares except as otherwise indicated.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Sterling Capital Management LLC (1)	4,212,153	9.7%
4064 Colony Road, Suite 300
Charlotte, North Carolina 28211

Wellington Management Company, LLP (2)	4,019,732	9.2%
75 State Street
Boston, Massachusetts 02109

Brown Capital Management, Inc. (3)	3,938,815	9.0%
1201 N. Calvert Street
Baltimore, Maryland 21202

Waddell & Reed Financial, Inc. (4)	3,738,054	8.6%
6300 Lamar Avenue
Overland Park, Kansas 66202

American Express Financial Corporation (5)	3,466,397	7.8%
200 AXP Financial Center
Minneapolis, Minnesota 55474

John E. Bailye (6)	3,833,092	8.7%
c/o Dendrite International, Inc.
1200 Mount Kemble Avenue
Morristown, New Jersey 07960

John A. Fazio	46,000	*

Bernard M. Goldsmith	142,267	*

Edward J. Kfoury	126,767	*

Paul A. Margolis	135,267	*

John H. Martinson	267,029	*

Terence H. Osborne	114,267	*

Patrick J. Zenner	66,790	*

Paul L. Zaffaroni	260,837	*

Kathleen E. Donovan	170,857	*

Christine A. Pellizzari	61,784	*

Marc Kustoff	236,958	*

All executive officers and directors as a group (15 persons) (7)	6,019,917	13.0%

*Less than 1% of the outstanding shares of Common Stock.

(1)

Pursuant to an amended Schedule 13G filed on January 9, 2004 by Sterling Capital Management LLC, Sterling MGT, Inc., Eduardo Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen (collectively, “Sterling”), Sterling has shared voting power and shared dispositive power with respect to 4,212,153 shares.

(2)

Pursuant to a Schedule 13G filed on February 12, 2004 by Wellington Management Company, LLP (“Wellington”), Wellington has shared voting power with respect to 3,354,600 shares and shared dispositive power with respect to 4,019,732 shares.

(3)

Pursuant to an amended Schedule 13G filed on February 11, 2004 by Brown Capital Management, Inc. (“Brown”), Brown has sole voting power with respect to 2,001,255 shares and sole dispositive power with respect to 3,938,815 shares.

(4)

Pursuant to an amended Schedule 13G filed on January 30, 2004 by Waddell & Reed Financial, Inc., Waddell & Reed Investment Management Company, Waddell & Reed, Inc. and Waddell & Reed Financial Services, Inc. (collectively, “Waddell”), Waddell has sole voting and sole dispositive power with respect to 3,738,054 shares.

(5)

Pursuant to a Schedule 13G filed on February 9, 2004 by American Express Financial Corporation (“Amex”), Amex has shared voting power with respect to 378,635 shares and shared dispositive power with respect to 3,466,397 shares.

(6)

Represents 2,451,500 shares owned of record by Mr. Bailye, 561,905 shares owned of record by Carinya Holdings Company (“Carinya”), 51,000 shares owned of record by the Bailye Family Foundation (the “Foundation”), and options held by Mr. Bailye which are exercisable on or within 60 days following March 1, 2004 for 753,622 shares of Common Stock.  Carinya is a general partnership the general partners of which are Mr. Bailye, Mr. Bailye’s wife, and trusts for the benefit of each of their two children.  The trustees of the trusts are Mr. Bailye’s parents and Mrs. Bailye’s parents.  The partnership agreement provides that the voting power with respect to shares owned by the partnership is subject to the majority vote of all partners other than Mr. Bailye.  Mr. Bailye disclaims beneficial ownership of the shares owned by Carinya except to the extent of the two 10% partners’ interests owned by Mr. Bailye and his spouse.  The Foundation is a trust established exclusively to provide financial support for charitable organizations which are exempt institutions under Section 501(c)(3) of the Internal Revenue Code.  Mr. Bailye and his spouse constitute two of the three trustees of the Foundation.

(7)

Includes shares subject to stock options exercisable on or within 60 days following March 1, 2004, as follows:  Mr. Bailye, 753,622; Mr. Fazio, 45,000; Mr. Goldsmith, 129,267; Mr. Kfoury, 103,767; Mr. Margolis, 119,267; Mr. Martinson, 171,267; Mr. Osborne, 107,267; Mr. Zenner, 60,790; Mr. Zaffaroni, 244,083; Ms. Donovan, 163,959; Ms. Pellizzari, 54,374; Mr. Kustoff, 230,207; and all directors and executive officers as a group, 2,694,392.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports regarding ownership of the Company’s Common Stock with the SEC, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes that all filings were timely made other than: Ms. Donovan filed three late forms each reporting a single transaction; Messrs. Fazio, Kfoury and Martinson each filed two late forms each reporting a single transaction; Mr. Bailye reported late one transaction; and Messrs. Goldsmith, Margolis, Osborne, Zaffaroni, Zenner and Ms. Pellizzari each filed one late form each reporting a single transaction.

SHAREHOLDER PROPOSALS

          Shareholder proposals that are intended for inclusion in the proxy statement and related proxy materials for the Company’s 2005 Annual Meeting of Shareholders must be received by the Secretary of the Company not later than December 29, 2004 and must be in compliance with applicable SEC regulations.

          Under the terms of the Company’s by-laws, shareholders who intend to submit a nomination for election as a director at an annual meeting of shareholders must be a shareholder of record on the date of providing such notice to the Secretary of the Company and on the record date for determination of shareholders entitled to vote at the annual meeting. To be eligible for consideration, a shareholder’s notice must be timely and in proper written form.

          To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the date of the annual meeting, provided that if the Company provides less than seventy days’ notice or announcement of the date of the annual meeting, notice by the shareholder must be received no later than the close of business on the tenth day following the day on which notice of the annual meeting date is mailed or announced, whichever occurs earlier.

          To be in proper written form, a shareholder’s notice to the Secretary of the Company must set forth the items specified in the by-laws for each person whom the shareholder proposes to nominate as a director, including all information which may be required under Section 14 of the Securities Exchange Act of 1934 as well as: (a) name, age, business address and residence address; (b) principal occupation or employment; and (c) class or series and number of shares of Common Stock that are owned beneficially or by record. In addition, a shareholder’s notice must set forth the items specified in the by-laws for the shareholder giving notice, including: (a) name and address; (b) class or series and number of shares of Common Stock that are owned beneficially or of record; (c) a description of all arrangements or understandings between the shareholder and each proposed nominee or others relating to any nomination(s); and (d) a representation that the shareholder intends to appear in person or by proxy at such annual meeting to nominate the person(s) named in the notice.

FORM 10-K

                    A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, DENDRITE INTERNATIONAL, INC., 200 SOMERSET CORPORATE BOULEVARD, 8TH FLOOR, SOMERSET CORPORATE CENTER, BRIDGEWATER, NEW JERSEY 08807. THE COMPANY’S ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE WITHOUT CHARGE THROUGH THE COMPANY’S WEBSITE, WWW.DENDRITE.COM.

OTHER MATTERS

          The Board knows of no other matters which may be presented at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY THE ORDER OF THE BOARD OF DIRECTORS

Christine A. Pellizzari
Secretary

Appendix A

DENDRITE INTERNATIONAL, INC.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

GENERAL

•

The primary function of the Audit Committee is oversight.  The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining, and the internal auditing department is responsible for monitoring and evaluating, appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The external auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

PURPOSE OF THE AUDIT COMMITTEE

•

The Audit Committee has been established by the Board of Directors to assist the Board in monitoring the integrity of the Company’s financial statements, its system of internal controls, the performance of the Company’s internal and external auditors, and the qualifications and independence of the external auditors.

AUDIT COMMITTEE COMPOSITION

•

The Audit Committee shall consist of at least three directors.  The members of the Audit Committee shall be appointed by the Board of Directors.  One of the members shall be appointed the Audit Committee Chairperson.  Audit Committee members may be replaced by the Board of Directors.

•

Each member of the Audit Committee shall be “independent” as defined under applicable U.S. Securities and Exchange Commission (“SEC”) and NASDAQ rules, subject to any appropriate exceptions or exemptions from such rules as provided by the SEC or NASDAQ.

•

At least one member of the Audit Committee shall qualify as an “audit committee financial expert” in accordance with applicable SEC rules, and pursuant to NASDAQ rules at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the director’s financial sophistication in accordance with NASDAQ standards.

•

Each member of the Audit Committee shall be able to read and understand financial statements at the time of appointment and shall have, in accordance with NASDAQ rules, a sufficient understanding of financial reporting and internal controls, as determined by the Board of Directors, as to enable him or her to satisfy his or her duties as a member of the Audit Committee.

AUTHORITY OF THE AUDIT COMMITTEE

•	The Audit Committee shall have the authority to:

	•	Make recommendations to the Board of Directors with respect to the Company’s internal controls and financial reporting.

•

Exclusively appoint, replace and establish the compensation and other engagement terms of the external auditors, which shall be funded by the Company, and oversee the performance of the external auditors.

	•	Evaluate the performance of the external auditors.

	•	Coordinate the resolution of any disagreements between management and the external auditors regarding financial reporting.

	•	Pre-approve the terms of all audit and permissible non-audit services to be provided by the external auditors.

	•	Retain legal counsel, accountants or other advisers, at the cost of the Company, to advise the Audit Committee or assist it in the conduct of any review or investigation.

	•	Seek any information it requires from employees or other persons.

	•	Conduct or authorize investigations into any matters within its scope of responsibility.

•	The Audit Committee may, when appropriate, delegate authority to one or more of its members or to one or more subcommittees.

•	The external auditors shall report directly to the Audit Committee.

•	The Company will fund all costs of the Audit Committee in carrying out its duties.

ROLES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

General

•	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

•	Annually review the Audit Committee’s own performance.

•	Provide regular reports to the Board of Directors.

Oversight of the Company’s Relationship With the External Auditors

•	Confer with the external auditors prior to commencement of the audit to discuss the proposed scope of the audit and timely review of the Company’s quarterly filings.

•	Confer with the external auditors to discuss the results of the audit and quarterly reviews prior to the Company’s annual earnings being released.

•

Discuss with the external auditors the matters required to be discussed by Generally Accepted  Auditing Standards, including the Statement on Auditing Standards No. 61, and SEC rules and regulations  relating to the conduct of the audit and the quarterly reviews.

•	Receive on a periodic basis from the external auditors, and review, a formal written statement from the external auditors, consistent with Independence Standards Board Standard 1.

•	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

•	Take any appropriate action it determines to be necessary in response to the external auditors’ report on independence.

•	Review the experience and qualifications of the senior members of the external auditor team and consider regular rotation as required by applicable SEC rules or as otherwise appropriate.

Oversight of the Company’s Internal Audit Function

•	Review the organizational structure, qualifications and performance of the internal auditing personnel.

•	Review significant reports to management prepared by the internal audit personnel and management’s responses.

•	Review and approve the Internal Audit Plan annually.

•	Review and approve any changes to the Internal Audit charter.

Financial Statement and Disclosure Matters

•

Review and discuss with management the annual and quarterly financial statements, including Management’s Discussion and Analysis (“MD&A”), and recommend to the Board of Directors whether the audited financial statements shall be included in the Company’s Form 10-K.

•	Discuss with management and the external auditors any significant financial reporting issues arising in connection with the preparation of the Company’s annual financial statements, including:

	•	any significant changes in the Company’s selection or application of accounting principles;

	•	any major issues as to the adequacy of the Company’s internal controls;

	•	critical accounting estimates and policies;

	•	the effect of any significant alternative assumptions or estimates on the Company’s annual financial statements; and

	•	other material communications between the external auditors and management, including any management letter.

•	Discuss with management the expected effect of any significant regulatory, accounting and financial reporting initiatives reported to the Audit Committee.

•

Discuss with the external auditors any difficulties encountered in the course of their audit or review work, including any restrictions on their scope of activities or on access to requested information or any significant disagreements with management.

•	Discuss with management the Company’s major financial risk exposures, including the Company’s risk management policies.

•	Prepare all reports required by applicable SEC or NASDAQ rules, including reports required to be included in the proxy statement, annual report to shareholders or other filings or submissions.

•	Periodically meet separately with management, with the internal auditing staff and with the external auditors, to review and discuss their respective responsibilities and performance.

Compliance Oversight Matters

•	Review with management the Company’s procedures for compliance with the Company’s code of business conduct and ethics.

•	Review with the Company’s legal counsel, legal matters that may be expected to have a material impact on the financial statements.

•	Review and, if appropriate, approve all material transactions between the Company and members of management, affiliated entities or other related parties.

•	Review policies with respect to officers’ expense accounts and perquisites including the policies on the use corporate assets.

•

Discuss with management and the external auditors any communications with regulators or governmental agencies brought to its attention which raise material issues regarding the Company’s financial statements or accounting policies.

•	Review the adequacy of the Company’s internal control structure with appropriate input from the external and internal auditors.

Procedures For Employee and Other Third Party Complaints and Inquiries

•	Establish and periodically review procedures for:

	•	the receipt, retention and treatment of any complaints received by the Company concerning any accounting, internal controls or auditing matters; and

	•	the confidential, anonymous submission by any Company employee of any claims or concerns regarding questionable accounting or auditing matters.

•

Coordinate with Company personnel responsible for receiving and processing any claim or other communication concerning the foregoing matters to ensure such matters are brought to the attention of the Chairperson of the Audit Committee.

DIRECTIONS TO DENDRITE INTERNATIONAL, INC.

1200 Mount Kemble Avenue
Morristown, New Jersey 07960-6797
(973) 425-1200

From NY (Manhattan):

Take Lincoln Tunnel to NJ Turnpike SOUTH, to Route 78 WEST, to Route 24 WEST, to Route 287 SOUTH, to Exit 30B (Bernardsville/Basking Ridge), follow to traffic light (Route 202 North/Mt. Kemble Avenue). Turn RIGHT at traffic light, follow less than one mile. Dendrite is on the right.

From Newark Airport:

Take Route 1 & 9 NORTH, to Route 78 WEST, to Route 24 WEST, to Route 287 SOUTH, to Exit 30B (Bernardsville/Basking Ridge), follow to traffic light (Route 202 North/Mt. Kemble Avenue). Turn RIGHT at traffic light, follow less than one mile. Dendrite is on the right.

From Philadelphia:

Take Route 95 NORTH, to Route 206 NORTH, to Route 287 NORTH, to Exit 30B (Bernardsville/Basking Ridge), follow to traffic light (Route 202 North/Mt. Kemble Avenue). Turn RIGHT at traffic light, follow less than one mile. Dendrite is on the right.

DENDRITE INTERNATIONAL, INC. PROXY CARD

The undersigned hereby constitutes and appoints John E. Bailye, Kathleen E. Donovan and Christine A. Pellizzari, and each of them, proxies of the undersigned with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of Dendrite International, Inc. (the “Company”), which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 17, 2004 and at any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Company’s Annual Report to Shareholders, the Notice of the Annual Meeting of Shareholders and Proxy Statement, and revokes all former proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED IN THE PROPOSAL ON THE REVERSE SIDE, OR FOR SUCH SUBSTITUTE NOMINEES AS MAY BE NOMINATED BY THE BOARD OF DIRECTORS IN THE EVENT ANY OF THE INITIAL NOMINEES SHOULD BECOME UNAVAILABLE.

VOTE BY INTERNET - www.proxyvote.com
DENDRITE INTERNATIONAL, INC. 1200 MT. KEMBLE AVENUE MORRISTOWN, NJ 07960-6797

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Dendrite International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DNDRT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DENDRITE INTERNATIONAL, INC.

The Board of Directors recommends a vote FOR all the nominees listed herein.
Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

1.	Election of Directors	☐	☐	☐

01) John E. Bailye
02) John A. Fazio
03) Bernard M. Goldsmith
04) Edward J. Kfoury
05) Paul A. Margolis
06) John H. Martinson
07) Terence H. Osborne
08) Patrick J. Zenner

(Please insert date below, sign exactly as name appears on Stock Certificate and mail in the enclosed envelope. When signing as an officer, partner, executor, administrator, trustee or guardian, please give full title. For joint accounts, each joint owner should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date